Exhibit 99.1

Worksport (NASDAQ: WKSP) Secures Tri-State Distribution, Books Initial Orders, Projected to be 7-Figure + Annual Account

Partnership advances Worksport’s 2026 U.S. distribution expansion strategy, accelerating velocity and building recurring revenue from high-volume accounts.

West Seneca, New York, April 29, 2026 — Worksport Ltd. (NASDAQ: WKSP) (“Worksport” or the “Company”), a U.S.-based innovator and manufacturer of hybrid and clean energy solutions primarily for the light truck, overlanding, and global consumer goods markets, today announced that it has secured Tri-State Enterprises, Inc. (“Tri-State”) as a new cross-regional distribution partner for Worksport’s growing tonneau cover lineup, including the Company’s recently launched Nexus cover.

Last week, the Company received two initial purchase orders with a broad spectrum of SKUs and quantity, with another order anticipated in the coming days tied to near-term sales activity. This early traction reflects immediate demand following onboarding and signals strong momentum as Worksport expands its U.S. distribution footprint.

Projected Account Growth

Worksport projects the new Tri-State account to generate seven-figure revenue in the near term, with the potential to evolve into a recurring multi-million-dollar contributor to net sales growth. This outlook is supported by expanding product availability, increasing customer adoption, and deeper penetration of Worksport’s premium tonneau cover lineup across Tri-State’s distribution footprint.

Tri-State is a family-operated automotive aftermarket distributor headquartered in Fort Smith, Arkansas, with locations across Arkansas, Missouri, Oklahoma, and Texas. The company operates approximately one million square feet of warehouse space and is a member of both the Pronto Network and The AAM Group. Tri-State maintains a strong service advantage across its regions, offering “same-day” delivery to select locations within its network of thousands of wholesale customers – a key capability that may position Worksport to access just-in-time demand across key markets. Truck bed covers are among Tri-State’s top product categories, making this relationship a highly aligned and strategic addition to Worksport’s expanding dealer and distributor network.

Big Money Show Accelerates Nexus Exposure

On April 25, 2026, Worksport attended Tri-State’s Big Money Show to introduce its product lineup directly to a broader customer base, with particular focus on Worksport’s Nexus tonneau cover, following its recent commercial launch. Nexus is designed to address a key market gap in premium hard folding tonneau covers by offering a proprietary single-side opening system, allowing users to operate the cover from either side of the truck. This cover continues to gain significant traction and was a contributing factor to landing the Tri-State account.

The Company believes this direct selling event provided both near-term revenue opportunity and meaningful brand exposure among active aftermarket buyers. Worksport views the event as an important step in accelerating Nexus adoption through distribution and professional aftermarket channels.

Strategic Distribution Expansion

This new relationship supports Worksport’s broader 2026 strategy to expand its U.S. dealer and distributor network, increase sell-through velocity, and build recurring revenue from high-volume regional accounts.

The Company believes Tri-State’s established customer relationships, warehouse capacity, and strong presence in the South and Central U.S. create a scalable distribution channel for Worksport’s tonneau cover portfolio. As Worksport continues ramping production and widening availability of its recently launched products, management expects distributor-led sales to play an increasingly important role in achieving its 2026 revenue objectives.

“We believe that a relationship with Tri-State is an important commercial win because it places Worksport products into a highly relevant, high-volume aftermarket distribution channel,” said Steven Rossi, Chief Executive Officer of Worksport. “The initial purchase orders are encouraging, but the larger opportunity is the account’s projected annual volume and the ability to introduce Nexus to a broader customer base at the exact time we are scaling production and distribution. We believe relationships like this can help convert product innovation into repeatable revenue, stronger brand recognition, and long-term shareholder value.”

Worksport expects to continue expanding its distributor base throughout 2026 as it advances commercialization of Nexus, its broader tonneau cover lineup, and its clean energy product ecosystem.

Stay tuned for more information and join our mailing list to stay up to date with the latest: Join Worksport’s Newsletter

Contacts

Investor Relations, Worksport Ltd. T: 1 (888) 554-8789-128

W: investors.worksport.com W: www.worksport.com E: investors@worksport.com

Connect with Worksport Chief Executive Officer, Steven Rossi

Steven Rossi X (Twitter)

Steven Rossi LinkedIn

About Worksport

Worksport Ltd. (Nasdaq: WKSP), through its subsidiaries, designs, develops, manufactures, and owns the intellectual property on a variety of tonneau covers, solar integrations, portable power systems, and clean heating & cooling solutions. Worksport has an active partnership with Hyundai for the SOLIS Solar cover. Additionally, Worksport’s hard-folding cover, designed and manufactured in-house, is compatible with all major truck models and is gaining traction with newer truck makers including the electric vehicle (EV) sector. Worksport seeks to capitalize on the growing shift of consumer mindsets towards clean energy integrations with its proprietary solar solutions, mobile energy storage systems (ESS), and Cold-Climate Heat Pump (CCHP) technology. Terravis Energy’s website is terravisenergy.com.

Connect with Worksport

Please follow the Company’s social media accounts on X (previously Twitter), Facebook, LinkedIn, YouTube, and Instagram, the links of which are links to external third-party websites, as well as sign up for the Company’s newsletters at investors.worksport.com.

Social Media Disclaimer

The Company does not endorse, ensure the accuracy of, or accept any responsibility for any content on these third-party websites other than content published by the Company. Investors and others should note that the Company announces material financial information to our investors using our investor relations website, press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts. The Company also uses social media to announce Company news and other information. The Company encourages investors, the media, and others to review the information the Company publishes on social media. The Company does not selectively disclose material non-public information on social media. If there is any significant financial information, the Company will release it broadly to the public through a press release or SEC filing prior to publishing it on social media.

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “scheduled,” “expect,” “future,” “intend,” “plan,” “project,” “envisioned,” “should,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. These statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial situation may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) supply chain delays; (ii) acceptance of our products by consumers; (iii) delays in or nonacceptance by third parties to sell our products; and (iv) competition from other producers of similar products. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including, without limitation, our latest Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. As a result of these matters, changes in facts, assumptions not being realized or other circumstances, the Company’s actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. The forward-looking statements made in this press release are made only as of the date of this press release, and the Company undertakes no obligation to update them to reflect subsequent events or circumstances.